UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
June 6, 2023
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 6, 2023, the Board of Directors (the “Board”) of AZZ Inc. (the “Company”) appointed Ms. Tiffany Moseley, 51, as Vice President and Chief Accounting Officer (principal accounting officer). Prior to joining AZZ, Ms. Moseley served as Vice President, Business Risk Management at Valero Energy Corporation ("Valero"), a publicly listed, San Antonio, Texas based manufacturer of transportation fuels and petrochemical products from 2019 to 2021. Ms. Moseley’s progressive experience at Valero included the following roles: Vice President, Financial Accounting and Reporting from 2013 to 2019; Vice President Financial Planning and Analysis and Capital Asset Accounting from 2010 to 2013; as well as Director of Financial Planning and Analysis from 2007 to 2010. Prior to joining Valero, Ms. Moseley served as Experienced Manager, Assurance and Business Advisory Services at Arthur Andersen, LLP. Ms. Moseley is a licensed Certified Public Accountant and has both a Bachelor of Business Administration in Accounting and a Master of Science in Accounting from Texas A&M University.

In her position as the Company’s Vice President and Chief Accounting Officer, the Company will pay Ms. Moseley an annual base salary of $340,000. She will be entitled to a sign-on long-term equity award pursuant to the Company’s long-term incentive plan in the form of 6,952 restricted stock units ("RSUs"), and a sign-on cash bonus of $75,000, that is subject to repayment within 30 days if Ms. Moseley terminates her employment prior to two years of service with the Company.

For the Company's current fiscal year 2024, Ms. Moseley will have the opportunity to earn an annual cash incentive award under the Company’s Senior Management Bonus Plan (the “STI Plan”), with a target amount of 60% of her annual salary upon the achievement of certain individual and Company performance metrics, which will be prorated for the remainder of the Company’s fiscal year. She will also receive fiscal year 2024 annual equity target awards based upon 75% of her annual base salary,consisting of: (i) 50% performance share units (“PSUs”) that vest and are settled at the end of a three-year performance cycle based upon the achievement of pre-determined performance metrics, and (ii) 50% RSUs that vest one-third each year, subject to continued employment, both of which will be issued under the Company's long-term incentive plan.

Name	Position	FY2024 Base Salary	FY2024 STI Plan Target Value	FY2024 LTI Plan Target Value

Tiffany Moseley	VP and Chief Accounting Officer	$340,000	$204,000	$255,000

Ms. Moseley will also be entitled to participate in the Company's relocation program and benefits that are applicable to other employees under the Company's benefit plans and policies.

In addition, Ms. Moseley is eligible to participate in the AZZ Inc. Executive Officer Severance Plan (the “Severance Plan”) and receive benefits in the event Ms. Moseley’s employment is terminated by the Company without Cause, by Ms. Moseley for Good Reason or in the event of a change in control (each term as defined in the Severance Plan). The Severance Plan provides for severance payments which may include: (i) 24 months of base salary, (ii) accrued paid time off through the date of termination, (iii) a pro-rated annual cash bonus based upon the Company’s actual performance and the number of days of employment in the calendar year of termination, (iv) full vesting of all outstanding time based equity awards, and (v) COBRA continuation coverage for 24 months. In the event of a termination, the receipt of severance payments is conditioned upon the execution of a general release in a form approved by the Company.

There are no arrangements or understandings between Ms. Moseley and any other person pursuant to which she was appointed as an officer. She does not have any family relationship with any director or other executive officer of the Company, and there are no transactions directly or indirectly in which Ms. Mosley has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

A copy of the press release issued by the Company announcing the appointment of Ms. Moseley is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit	Description
99.1	Press release issued by AZZ Inc., dated June 9, 2023.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: June 9, 2023	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary